UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-k/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2007

PRIVATEBANCORP, INC.
(Exact name of Registrant as specified in its charter.)

Commission File Number: 000-25887

Delaware (State or other jurisdiction of incorporation or organization)	36-3681151 (I.R.S. Employer Identification Number)
70 W. Madison, Suite 900 Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 683-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 22, 2007, PrivateBancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) which included as an exhibit thereto the Company’s quarterly earnings press release, including selected financial data and highlights, for the quarter ended September 30, 2007. This Form 8-K/A is being filed to correct a classification error in two non-interest expense line items in the Consolidated Statements of Income for the nine months ended September 30, 2006 included on page 6 of the exhibit to the Form 8-K. Occupancy expense of $3,977 for the nine months ended September 30, 2006 was incorrect as reported, and should have been reported as $7,022. Also, other operating expenses for the nine months ended September 20, 2006 should have been reported as $4,027. All dollars reported are in thousands. Total non interest expense of $56,503 for the nine months ended September 30, 2006 as reported in the release is correct.

ITEM 8.01. OTHER EVENTS.

The information set forth in Item 2.02 above is incorporated in its entirety into this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

By:	/s/ Ralph B. Mandell
Name:	Ralph B. Mandell
Title:	Chairman, President and
Chief Executive Officer
Date:	October 23, 2007